EXHIBIT 2.1

                            UNITED SAVINGS BANK, F.A.

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION, dated as of February 26,1996, by and between United Savings Bank, F.A., a federal-chartered stock savings bank ("United" or the "Bank"); United Financial Corp., a Minnesota corporation ("Holding Company"); and United Interim Bank, fsb a to-be-formed interim federal-chartered stock savings bank ("Interim").

         The parties hereto desire to enter into an Agreement and Plan of Reorganization whereby the corporate structure of United will be reorganized into the holding company form of ownership. The result of such organization will be that immediately after the Effective Date (as defined in Article V below), all of the issued and outstanding shares of Common Stock of United will be held by the Holding Company and the holders of the issued and outstanding shares of Common Stock of United will become the holders of the issued and outstanding shares of Common Stock of the Holding Company.

         The reorganization of United will be accomplished by the following steps: (1) the formation by United of the Holding Company as a wholly owned service corporation, incorporated under the laws of the State of Minnesota for the primary purpose of becoming the sole stockholder of a newly formed interim stock savings bank, and subsequently becoming the sole stockholder of the Common Stock of United, which formation will include the issuance of 1 (one) share of the Holding Company Common Stock to United for a price of $1.00 per share; (2) the formation of an interim federal-chartered savings bank, "Interim," which will be wholly owned by Holding Company; and (3) the merger of Interim into United, with United as the surviving corporation. Pursuant to such merger: (i) all of the issued and outstanding shares of Common Stock of the Holding Company held by United will be canceled; (ii) all of the issued and outstanding shares of Common Stock of United will be automatically converted by operation of law on a one-for-one basis into an equal number of issued and outstanding shares of Common Stock of the Holding Company; (iii) all of the issued and outstanding shares of Common Stock of Interim will automatically be converted by operation of law on a one-for-one basis into an equal number of shares of Common Stock of United, which will be all of the issued and outstanding Stock of United and shall be wholly owned by the Holding Company.

         NOW, THEREFORE, in order to consummate this Agreement and Plan of Reorganization, and in consideration of the mutual covenants herein set forth, the parties agree as follows:

                                    ARTICLE I

                           MERGER OF INTERIM INTO THE

                            BANK AND RELATED MATTERS

         1.1 On the Effective Date, Interim will be merged with and into the Bank (the "Merger") and the separate existence of Interim shall cease, and all assets and property (real, personal and mixed, tangible and intangible, choses in action, rights and credits) then owned by Interim, or which would inure to it, shall immediately and automatically, by operation of law and without any conveyance, transfer, or further


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action, become the property of the Bank. The Bank shall be deemed to be a continuation of Interim, and the Bank shall succeed to the rights and obligations of Interim.

         1.2 Following the Merger, the existence of the Bank shall continue unaffected and unimpaired by the Merger, with all the rights, privileges, immunities and powers, and subject to all of the duties and liabilities, of a corporation organized under the laws of the United States. The Charter and Bylaws of the Bank, as presently in effect, shall continue in full force and effect and shall not be changed in any manner whatsoever by the Merger.

         1.3 From and after the Effective Date, and subject to the actions of the Board of Directors of the Bank, the business presently conducted by the Bank (whether directly or through its subsidiaries) will continue to be conducted by it, as a wholly-owned subsidiary of the Holding Company, and the present directors and officers of the Bank will continue in their present positions. The office of the Bank in existence immediately prior to the Effective Date shall continue to be the office of the Bank from and after the Effective Date.

                                   ARTICLE II

                               CONVERSION OF STOCK

         2.1 The terms and conditions of the Merger, the mode of carrying the same into effect, and the manner and basis of converting the Common Stock of the parties to this Agreement shall be as follows:

                  A. On the Effective Date, all shares of Common Stock of the Holding Company held by the Bank shall be canceled and shall no longer be deemed to be issued or outstanding for any purpose.

                  B. On the Effective Date, each share of Common Stock, $1.00 par value of the Bank (the "Bank Common Stock") issued and outstanding immediately prior to the Effective Date shall automatically by operation of law be converted into and shall become one share of Common Stock, $1.00. par value, of the Holding Company (the "Holding Company Common Stock"). Each share of Common Stock of Interim issued and outstanding immediately prior to the Effective Date shall, on the Effective Date, automatically by operation of law be converted into and become one share of Common Stock, $1.00 par value, of -the Bank and shall not be further converted into shares of the Holding Company Common Stock, so that from and after the Effective Date, all of the issued and. outstanding shares of Common Stock of the Bank shall be held by the Holding Company.

                  C. From and after the Effective Date, each holder of an Outstanding certificate or certificates, which, prior thereto, represented shares of Bank Common Stock, shall upon surrender of the same to the designated agent of the Bank ("Exchange Agent"), be entitled to receive, in exchange therefore, a certificate or certificates representing the number of whole shares of Holding Company Common Stock into which the shares theretofore represented by the certificate or certificates so surrendered shall have been converted, as provided in the foregoing provisions of this Section 2.1. Until so surrendered, each such outstanding certificate which, prior to the Effective Date, represented shares of Bank Common Stock shall be deemed for all corporate purposes to evidence the ownership of the number of whole shares of Holding Company


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Common Stock into which the shares of the Stock of the Bank shall have been so converted.

                  D. All shares of Holding Company Common Stock into which shares of Bank Common Stock shall have been converted pursuant to this Article II shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted shares.

                  E. On the Effective Date, the holders of certificates formerly representing Bank Common Stock outstanding on the Effective Date shall cease to have any rights with respect to the Stock of the Bank, and their sole rights shall be with respect to Holding Company Common Stock into which their shares of Bank Common Stock shall have been converted by the Merger.

                                   ARTICLE III

                                   CONDITIONS

         3.1 The obligations of the Bank, the Holding Company and Interim to effect the Merger and otherwise consummate the transactions which are the subject matter hereof shall be subject to satisfaction of the following conditions:

                  A. To the extent required by applicable law, rules, and regulations, the holders of the outstanding shares of Bank Common Stock shall, at a meeting of the stockholders of the Bank duly called, have approved this Agreement by the affirmative vote of a majority of the shares of Bank Common Stock.

                  B. The shares of Holding Company Common Stock to be issued to the Bank stockholders pursuant to the Merger shall have been, if required by law, duly registered pursuant to Section 5 of the Securities Act of 1933, as amended, and the Bank shall have complied with all applicable state securities or "blue sky" laws relating to the issuance of the Holding Company Common Stock.

                  C. Any and all approvals from the Office of Thrift Supervision ("OTS"), the Federal Deposit Insurance Corporation, the Securities and Exchange Commission and any other governmental agency having jurisdiction necessary for the lawful consummation of the Merger and the issuance and delivery of Holding Company Common Stock as contemplated by this Agreement shall have been obtained.

                  D. The- Bank shall have received either (i) a ruling from the Internal Revenue Service or (ii) an opinion from its legal counsel, to the effect that the Merger will be treated as a non-taxable transaction under
Section 368 or other applicable provisions of the Internal Revenue Code and that no gain or loss will be recognized by the stockholders of the Bank upon the exchange of the Bank Common Stock held by them for the Holding Company Common Stock.

                                   ARTICLE IV

                            AMENDMENT AND TERMINATION

         4.1 The Bank, the Holding Company and Interim, by mutual consent of their respective Boards of Directors or Incorporators, as the case may be, to the extent permitted by law, may amend, modify, supplement and interpret this Agreement in such manner as may be mutually agreed upon by them at any time before or after the approval


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and adoption thereof by the stockholders of the Bank; provided, however, that no such amendment, modification, supplement or interpretation shall, in the Bank's sole opinion and discretion, materially and adversely effect the Bank or its stockholders except with the approval of the stockholders of the Bank.

         4.2 This Agreement may be terminated at the election of any of the parties hereto if any one or more of the conditions to the obligations of any of them hereunder shall not have been satisfied and shall have become incapable of fulfillment and shall not have been waived. This Agreement may also be terminated at any time prior to the Effective Date by the mutual consent of the respective Boards of Directors of the parties.

         4.3 In the event of the termination of this Agreement pursuant to any of the foregoing provisions, no party shall have any further liability or obligations of any nature to any other party under this Agreement.

                                    ARTICLE V

                            EFFECTIVE DATE OF MERGER

         5.1 Upon satisfaction or waiver (in accordance with the provisions of this Agreement) of each of the conditions set forth in Article III, the parties hereto shall execute and cause to be filed Articles of Combination, and such certificates or further documents as shall be required by the OTS, and with such other federal or state regulatory agencies as may be required. Upon approval by the OTS and endorsement of such Articles of Incorporation by the OTS, the Merger and other transactions contemplated by this Agreement shall become effective. The Effective Date for all purposes hereunder shall be the date of such endorsement by the Office of the Secretary of the OTS.

                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 Any of the terms or conditions of this Agreement, which may legally be waived, may be waived at any time by any party hereto which is entitled to the benefit thereof, or any of such terms or conditions may be amended or modified in whole or in part at any time, to the extent authorized by applicable law, by an agreement in writing, executed in the same manner as this Agreement.

         6.2 This Agreement embodies the entire agreement among the parties and there have been and are no agreements, representations or warranties among the parties other than those set forth or provided for herein.

         6.3 Any number of counterparts hereof may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

         6.4 The captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any paragraph hereof.

         6.5 The Bank will pay all fees and expenses incurred in connection with the transactions contemplated by this Agreement. After the Reorganization, the Holding


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Company will incur certain expenses that arise from its creation for the, purpose-of serving as the holding company and sole stockholder of the Bank, such as the costs associated with the filing of periodic and other reports with the OTS and the Securities and Exchange Commission under the Securities Exchange Act of 1934, holding of directors and stockholders meetings and maintaining relations with and providing reports to stockholders. The Bank agrees that it will reimburse the Holding Company for any such ordinary and usual expenses when and as incurred by the Holding Company.

         6.6 This Agreement shall be governed by and construed under the laws of the State of Montana, except insofar as Federal law is deemed to apply.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Reorganization as of the date first above written.

                                        UNITED SAVINGS BANK, F.A.

                                        By: /s/Bruce K. Weldele
                                        ---------------------------
                                        Bruce K. Weldele, President

                                        ATTEST: /s/Loyall Kissee
                                        ---------------------------
                                                Loyall Kissee, Secretary



                                        UNITED INTERIM BANK, FSB

                                        By: /s/Bruce K. Weldele
                                        ---------------------------
                                        Bruce K. Weldele, President

                                        ATTEST: /s/Loyall Kissee
                                        ---------------------------
                                                Loyall Kissee, Secretary


                                        UNITED FINANCIAL CORP.

                                        By: /s/Bruce K. Weldele
                                        ---------------------------
                                        Bruce K. Weldele, President

                                        ATTEST: /s/Loyall Kissee
                                        ---------------------------
                                                Loyall Kissee, Secretary